Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q/A of Conduit Pharmaceuticals Inc. for the period ended September 30, 2023, I, Dr. David Tapolczay, Chief Executive Officer of Conduit Pharmaceuticals Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q/A of Conduit Pharmaceuticals Inc. for the period ended September 30, 2023, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q/A of Conduit Pharmaceuticals Inc. for the period ended September 30, 2023, fairly presents, in all material respects, the financial condition and results of operations of Conduit Pharmaceuticals Inc.

/s/ Dr. David Tapolczay
Dr. David Tapolczay
Chief Executive Officer (Principal Executive Officer)

November 20, 2023

A signed original of the certification required by Section 906 has been provided to Conduit Pharmaceuticals Inc. and will be retained by Conduit Pharmaceuticals Inc. and furnished to the Securities and Exchange Commission or its staff upon request.